Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share

                                              Nine Months Ended            Three Months Ended
                                          September 30,    August 31,   September 30,   August 31,
                                               1996           1995           1996          1995
                                           -----------    -----------    -----------   -----------
Primarily and fully diluted
  earnings (loss):
Earnings (loss) from operations
  applicable to common stock
     From continuing operations            $ 1,091,010    $(1,807,380)   $   235,855   $   131,081

     From discontinued operations                 --        9,709,095           --         228,935
                                           -----------    -----------    -----------   -----------
     Net income                            $ 1,091,000    $ 7,901,715    $   235,855   $   360,016
                                           -----------    -----------    -----------   -----------

Shares:
     Weighted average number of
     common shares outstanding               7,886,478      7,492,691      7,954,752     7,757,736
     Add shares issuable from assumed
     exercise of options and warrants           31,851         68,786         45,863         6,309
                                           -----------    -----------    -----------   -----------
   Weighted average number of common
     shares as adjusted                      7,918,329      7,561,477      8,000,615     7,764,045
                                           -----------    -----------    -----------   -----------

Primary and fully diluted earnings
  per common share:
     From continuing operations            $      0.14    $      (.24)   $      0.03   $       .02
     From discontinued operations                 --             1.28           --             .03
                                           -----------    -----------    -----------   -----------
     Net income                            $      0.14    $      1.04    $      0.03   $       .05
                                           -----------    -----------    -----------   -----------


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